State of Delaware
Secretary of State
Division of Corporations
Delivered 06:18 PM 05/03/2007
FILED 06:22 PM 05/03/2007
SRV 070518196 - 4071807 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
SILVER SHIP MP PARTNERS II, LLC

This Certificate of Amendment of Certificate of Formation of Silver Ship MP Partners II, LLC (the "Company"), a Delaware limited liability company, is filed pursuant to Section 18-202 of the Delaware Limited Liability Company Act.

1. The name of the limited liability company is "Silver Ship MP Partners II, LLC".

2. The Certificate of Formation of the Company is hereby amended by deleting in its entirety the FIRST section thereof and replacing it with the following:

"FIRST: The name of the limited liability company (the "Company") is BG MP Partners II, LLC."

The undersigned executed this Certificate of Amendment of Certificate of Formation of the Company on May 2, 2007.

BG MP Holdings, LLC,
on behalf of **BG MP Partners I, LLC,**
as the sole member

By: ____________________
Name: Cynthia Masters
Title: Vice President